UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34747	20-3898239
(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 19, 2013, Spansion Inc. (the “Company”) announced that Spansion LLC, the Company’s wholly owned operating company subsidiary, intends to conduct a private offering of $125.0 million aggregate principal amount of senior exchangeable notes due 2020 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be fully and unconditionally guaranteed by Spansion Inc., its ultimate parent company, and Spansion Technology LLC, its direct parent company and a wholly-owned subsidiary of Spansion Inc. The Company intends to use a portion of the net proceeds from this offering to repurchase $100 million aggregate principal amount of Spansion LLC’s outstanding 7.875% Senior Notes due 2017 (the “2017 Notes”), plus accrued and unpaid interest thereon up to, but excluding, the repurchase date, pursuant to repurchase agreements that were privately negotiated with holders of the 2017 Notes.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2013	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Corporate Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 19, 2013.